SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2002

ECHOSTAR COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in charter)

NEVADA (State or other jurisdiction of incorporation)	0-26176 (Commission File Number)	88-0336997 (IRS Employer Identification No.)

5701 S. SANTA FE DRIVE LITTLETON, COLORADO (Address of principal executive offices)	80120 (Zip Code)

Registrant’s telephone number, including area code:	(303) 723-1000

ECHOSTAR DBS CORPORATION

(Exact name of registrant as specified in charter)

COLORADO (State or other jurisdiction of incorporation)	333-31929 (Commission File Number)	84-1328967 (IRS Employer Identification No.)

5701 S. SANTA FE DRIVE LITTLETON, COLORADO (Address of principal executive offices)	80120 (Zip Code)

Registrant’s telephone number, including area code:	(303) 723-1000

ITEM 5. OTHER EVENTS

     On December 31, 2002, EchoStar Communications Corporation announced that its subsidiary, EchoStar DBS Corporation, has elected to retire all of its outstanding 9 1/4% Senior Notes due 2006, three years early pursuant to its optional early redemption right. See Press Release, dated December 31, 2002, “EchoStar Announces Early Redemption of 9 1/4% Senior Notes” attached hereto as Exhibit 99.1.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHOSTAR COMMUNICATIONS CORPORATION

Dated: December 31, 2002	By:	/s/ Michael R. McDonnell Michael R. McDonnell Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release “EchoStar Announces Early Redemption of 9 1/4% Senior Notes” dated December 31, 2002.